UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 1, 2009, Telesat Canada ("Telesat"), a company in which Loral Space & Communications Inc. ("Loral") holds 64% of the economic interests and 33⅓% of the voting interests, along with Telesat Asia Pacific Satellite (HK) Ltd. ("TAPS"), a wholly owned subsidiary of Telesat, entered into a Lease Termination Agreement (the "Agreement") with APT Satellite Company Limited ("APT"). Pursuant to the Agreement, Telesat and TAPS have agreed to (a) terminate (i) that certain Lease Agreement, by and between APT and TAPS, effective as of August 18, 1999, pursuant to which TAPS leases from APT forty-three of the forty-four transponders on the satellite known as "Telstar 10" (the "Telstar 10 Satellite"), and (ii) that certain Satellite Services Agreement, by and between APT and TAPS, effective as of September 28, 1999, pursuant to which APT provides certain services in respect of the Telstar 10 Satellite, (b) transfer back to APT the exclusive rights to the use of the orbital slot 76.5 degrees East Longitude and the launch of a replacement satellite therein and (c) transfer to APT the benefits, rights and obligations under certain contracts with customers to which Telesat is a party providing for the lease of transponder capacity on the Telstar 10 Satellite ((a), (b) and (c), collectively, the "Telstar 10 Transactions"), in exchange for the payment to Telesat and TAPS by APT of an aggregate US$69,500,000, subject to adjustment to account for a portion of revenues received and retained by Telesat after June 30, 2009.

The consummation of the Telstar 10 Transactions is conditioned upon customary closing conditions which are expected to be satisfied in July 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 2, 2009	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary